SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant [	]

Filed by a Party other than the Registrant [ X ]

Check the appropriate box:

[	]	Preliminary Proxy Statement
[	]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[	]	Definitive Proxy Statement
[ X ]		Definitive Additional Materials
[	]	Soliciting Material Under Rule 14a-12
TRI-CONTINENTAL CORPORATION
(Name of Registrant as Specified in Its Charter)

WESTERN INVESTMENT HEDGED PARTNERS L.P.

WESTERN INVESTMENT LLC

WESTERN INVESTMENT ACTIVISM PARTNERS LLC

BENCHMARK PLUS INSTITUTIONAL PARTNERS, L.L.C.

BENCHMARK PLUS PARTNERS, L.L.C.

BENCHMARK PLUS MANAGEMENT, L.L.C.

PARADIGM PARTNERS, N.W., INC.

ARTHUR D. LIPSON

SCOTT FRANZBLAU

ROBERT FERGUSON

MICHAEL DUNMIRE

PAUL DEROSA

MARLENE A. PLUMLEE

ELYSE NAKAJIMA

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ X ]	No fee required.
[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

[	]	Fee paid previously with preliminary materials:

[    ]          Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount previously paid

(2)	Form, Schedule or Registration Statement No:

(3)	Filing Party:

(4)	Date Filed:

Western Investment Hedged Partners L.P. (“Western Investment”) is filing materials contained in this Schedule 14A with the Securities and Exchange Commission relating to a definitive proxy statement and accompanying proxy cards to be used in connection with the annual meeting of stockholders of Tri-Continental Corporation (the “Company”) scheduled to be held on May 4, 2006 (the “Annual Meeting”) to solicit votes for the approval of certain matters at the Annual Meeting and in support of the election of Western Investment’s slate of director nominees.

Item 1: On or about April 10, 2006, Western Investment is posting the following court order of the Supreme Court of the State of New York to the website www.fixmyfund.com:

SUPREME COURT OF THE STATE OF NEW YORK

COUNTY OF NEW YORK : IAS PART 56

In the Matter of the Application of ELYSE NAKAJIMA, Petitioner, For an Order Permitting the Inspection of the Record of Shareholders of TRI-CONTINENTAL CORPORATION.	Index No. 103940/2006 DECISION AND ORDER

RICHARD B. LOWE, III, J.:

Petitioner Elyse Nakajima (Nakajima) moves this court, pursuant to Business Corporation Law (BCL) § 1315 (c), to enforce a request made by Nakajima for a list of record Shareholders of Tri-Continental Corporation (Tri-Continental).

BACKGROUND

Tri-Continental, a Maryland corporation with its headquarters in New York, is one of the nation’s oldest closed-end investment companies. Nakajima is the niece of Arthur D. Lipson (Lipson), Managing Member of Western Investment Hedged Partners L.P. (Western). Along with a minority of Tri-Continental Shareholders, Western announced in late 2005 its intention to solicit proxies against the nominees of Tri-Continental’s Board of Directors and in favor of its nominees. Neither Western nor any of the minority Shareholders are New York residents (the “Group”).

On or about February 14, 2006, Tri-Continental sent to its Shareholders a notice of its annual meeting of Shareholders and proxy materials. The annual meeting is scheduled for May 4, 2006. The record date for the meeting – the date on which Shareholders who then held stock are entitled to notice and to vote – was set at February 9, 2006.

On February 24, 2006, Lipson gave Lipson gave Nakajima 100 shares of Tri-Continental’s stock as a “gift.” In return for the gift, Nakajima agreed to be bound by the terms of a contractual agreement regarding the solicitation of Tri-Continental Shareholders and to take all reasonable steps to request a complete list of record and beneficial holders of Tri-Continental’s stock. Accordingly, on March 2, 2006, Nakajima made a written demand to Tri-Continental. In the written demand, Nakajima requested that Tri-Continental provide the Group and their designees with access to, and means for copying, various lists of Tri-Continental’s Shareholders. In the demand, Nakajima noted that her purpose was to use the lists to solicit proxies. Further, she requested that the lists identify Shareholders as of February 9, 2006.

On March 3, 2006, Western and the minority Shareholders filed a “definitive proxy statement” with the Securities and Exchange Commission to be used to solicit proxies in favor of its slate of candidates for the Board of Directors.

On March 7, 2006, Tri-Continental responded to the demand and noted deficiencies of Nakajima’s request and the allegation that the “definitive proxy statement” contained materially false and misleading statements and omissions. Further, Tri-Continental refused to provide the lists. After various conversations between the parties regarding the demand, petitioner brought this application for an order requesting the list of Shareholders of Tri-Continental.

DISCUSSION

The petitioner argues that, pursuant to BCL § 1315, she is entitled to the list of record Shareholders of Tri-Continental. This court agrees.

Pursuant to BCL § 1315 (a):

Any resident of this state who shall have been a shareholder of record of a foreign corporation doing business in this state upon at least five days’ written demand may require such foreign corporation to produce a record of its shareholders setting forth the names addresses of all shareholders, the number and class of-shares held by each and the dates when they respectively became the owners of record thereof and shall have the right to examine in person or by agent or attorney at the office of the foreign corporation in this state or at the office of its transfer agent or registrar in this state or at such other place in the county in this state in which the foreign corporation is doing business as may be designated by the foreign corporation, during the usual business hours, the record of shareholders or an exact copy thereof certified as correct by the corporate officer or agent responsible for keeping or producing such record and to make extracts therefrom.

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A corporation requested to provide information pursuant to this paragraph shall make available such information in the format in which such information is maintained by the corporation and shall not be required to provide such information in any other format. If a request made pursuant to this paragraph includes a request to furnish information regarding beneficial owners, the corporation shall make available such information in its possession regarding beneficial owners as is provided to the corporation by a registered broker or dealer or a bank, association or other entity that exercises fiduciary powers in connection with the forwarding of information to such owners. The corporation shall not be required to obtain information about beneficial owners not in its possession.

Here, there is no disagreement that Nakajima is a New York resident. Nor is there any dispute that Tri-Continental is a foreign corporation doing business in this state. Finally, there is no question that Nakajima made a written application for the inspection and production of the list of record Shareholders from Tri-Continental within the applicable time frame. That the petitioner, in accordance to BCL § 1315 (a), duly and legally requested such a list from Tri-Continental, she is entitled to those records. As this statute is construed liberally “in favor of the stockholder whose welfare as a stockholder or the corporation’s welfare may be affected,” the court will enforce the request absent a absent a showing by Tri-Continental of bad faith or an improper purpose (Crane Co. v. Anaconda Co., 39 NY2d 14, 20-21 [1976].

Tri-Continental advances three arguments in support of its right to deny production of such records. First, Tri-Continental argues that because Nakajima is using the list for the improper purpose of soliciting proxies using a false and misleading proxy statement pursuant to Section 14 of the Securities Exchange Act of 1934 (see 15 USC § 78n). Tri-Continental does not need to provide the list to the petitioner. Furthermore, Tri-Continental avers that such records are not in its possession, though it concedes that it is in the possession of a Georgeson Shareholder Communications, Inc., which aids Tri-Continental in the distribution of its materials (see Nasta Aff. ¶25). Finally, Tri-Continental alleges that there are substantial questions of fact regarding the propriety of her request. The court finds each of these arguments both inapposite and unconvincing.

Pursuant to BCL § 1315(b):

An examination authorized . . . may be denied to such shareholder or other person upon his refusal to furnish to the foreign corporation or its transfer agent or registrar an affidavit that such inspection is not desired for a purpose which is in the interest of a business or object other than the business of the foreign corporation and that such shareholder or other person has not within five years sold or offered for sale any list of shareholders of any corporation of any type or kind, whether or not formed under the laws of this state, or aided or abetted any person in procuring any such record of shareholders for any such purpose.

(Emphasis added.)

Tri-Continental argues that Nakajima is planning to use the list for the improper purpose of providing false and misleading proxy statements to Tri-Continental’s Shareholders. As such, Tri-Continental reasons it is not obligated to provide the list of Shareholders to the petitioner because Nakajima’s purpose is illegal and not “in the interest of Tri-Continental. The court disagrees. As articulated in Crane Co., the corporation must show that there is either bad faith or an improper purpose in order to deny such a request for the list of Shareholders (39 NY2d at 20). Here, there is no dispute that petitioner intends to utilize the record to commence a proxy solicitation. Indeed, in her demand, the petitioner flatly states that she will be using this list to commence such a solicitation. That the petitioner means to use this list to aid the Group’s bid to oust existing directors and management and to substitute them with a different slate is a proper and legal purpose (see Murchison v. Alleghany Corp., 27 Misc 2d 290 [1960], affd 12 AD2d 753, appden 12 AD2d 903 [1st Dept 1961]). The court finds no reason to doubt that intention.

As to Tri-Continental’s assertions that the proxy statement is false and misleading in violation of Section 14 of the Securities Exchange Act of 1934 (see 15 USC § 78n), the court agrees with the petitioner that such an assertion is self-serving and irrelevant to this application. Basically, Tri-Continental is asking the court to pass judgment on a proxy statement that has no bearing on the petitioner’s right to a copy of the list of record Shareholders. However, Tri-Continental fails to appreciate the requirements of bringing a claim of violation Section 14. First of all, there is nothing in BCL § 1315 that requires the court to look outside the affidavit or demand where there is already a properly and legally stated purpose.

Moreover, this court has no jurisdiction to pass upon the falsity, impropriety, or soundness of the Group’s proxy statement. As provided in Section 27 of the Federal Act:

The district courts of the United States and the United States courts of any Territory or other place subject to the jurisdiction of the United States shall have exclusive, jurisdiction of violations of [the Securities Exchange Act of 1934] or the rules and regulations thereunder, and of all suits in equity and actions at law brought to enforce any liability or duty created by this title or the rules and regulations thereunder.

(See 15 USC § 78aa [emphasis added].)

Even if this court were to look behind the affidavit at the proxy statement and found false and misleading statements, Tri-Continental still fails to allege with sufficient particularity any reliance on these false and misleading statements or the intent to deceive, manipulate, or defraud (see Rosenbloom v. Adams, Scott & Conway, Inc., 521 F Supp 372 [SD NY 1981], affd 688 F2d 816 [2d Cir 1982]). For instance, Tri-Continental fails to demonstrate how there would be any reliance on these proxy statements if, without the list of record Shareholders, there is no distribution of the statements. Even if there are false and misleading statements in the proxy statement, there can be no violation of Section 14 where there has been no alleged reliance upon such statements or where there was no intent to deceive.

Basically, the arguments Tri-Continental makes to justify its withholding of the lists only serve to protect its own directors and officers. As the Second Circuit noted, “Congress intended to assure basic honesty and fair dealing, not to impose an unrealistic requirement of laboratory conditions that might make [Section 14] a potent tool for incumbent management to protect its own interests against the desires and welfare of the stockholders” (see Electronic Specialty Co. v. International Controls Corp., 409 F2d 937, 948 [2d Cir 1969]). Because Tri-Continental has failed to demonstrate either bad faith or an improper purpose on the part of the petitioner, this court enforces the application made by Nakajima and orders that Tri-Continental provide the requested lists of Record Shareholders.

As to the second and third arguments advanced by Tri-Continental, the court finds them without merit. As to the issue of documents not in its possession, Tri-Continental concedes that Georgeson Shareholder Communications, Inc. holds such lists for the benefit of Tri-Continental (see Nasta Aff ¶ 25). Nor is there any serious dispute that Tri-Continental has the ability and authority to retrieve such documents. As the court liberally construes BCL § 1315 “in favor of the stockholder whose welfare as a stockholder or the corporation’s welfare may be affected” (Crane Co., 39 NY2d at 20-21), the court orders that the lists held by Georgeson Shareholder Communications, Inc. be produced to the petitioner (see Bohrer v. International Banknote Co., 150 AD2d 196 [1st Dept 1989]). Finally, the court finds no question of fact regarding the propriety of the petitioner’s request. As noted above, the petitioner requests the lists of record Shareholders to begin a proxy solicitation. That is clear and unequivocal. The court finds no need to hold any hearing to determine the propriety of that request.

CONCLUSION

Accordingly, it is hereby

ORDERED that petitioner Elyse Nakajima’s application for an order permitting the inspection of the record of Shareholders of Tri-Continental Corporation is granted; and it is further

ORDERED that Tri-Continental Corporation shall make available to petitioner Nakajima or her agent or attorney the lists of record Shareholders of Tri-Continental Corporation as of February 9, 2006, and shall retrieve and provide the records kept by Georgeson Shareholder Communications, Inc., for the benefit of Tri-Continental Corporation to the petitioner, within ten (10) days of notice of entry of this Decision and Order.

THIS CONSTITUTES THE DECISION AND ORDER OF THE COURT.

Dated: March 31, 2006

ENTER

_______________________________

RICHARD B. LOWE III U.S.C.

CERTAIN INFORMATION CONCERNING WESTERN INVESTMENT

Western Investment Hedged Partners L.P. (“Western Investment”), together with the other Participants (as defined below), has made a definitive filing with the SEC of a proxy statement (the “Proxy Statement”) and accompanying proxy cards to be used, among other things, to solicit votes for the approval of certain matters at the annual meeting (the “Annual Meeting”) of Tri-Continental Corporation (the “Company”) scheduled for May 4, 2006 and in support of the election of the Participants’ slate of director nominees at the Annual Meeting.

Western Investment advises all stockholders of the Company to read the Proxy Statement and other proxy materials relating to the Annual Meeting as they become available because they contain important information. Such proxy materials are available at no charge on the SEC’s web site at http://www.sec.gov. In addition, the Participants in the solicitation will provide copies of the proxy materials, without charge, upon request. Requests for copies should be directed to the Participants’ proxy solicitor, Innisfree M&A Incorporated, at its toll-free number: (877) 456-3510 or by e-mail at: mbrinn@innisfreema.com.

The Participants in the proxy solicitation are Western Investment, Western Investment LLC, Arthur D. Lipson, Western Investment Activism Partners LLC, Benchmark Plus Institutional Partners, L.L.C., Benchmark Plus Partners, L.L.C., Benchmark Plus Management, L.L.C., Paradigm Partners, N.W., Inc., Scott Franzblau, Robert Ferguson, Michael Dunmire, Paul DeRosa, Marlene A. Plumlee and Elyse Nakajima (the “Participants”). Information regarding the Participants and their direct or indirect interests is available in the Schedule 13D jointly filed with the SEC on January 6, 2006, as subsequently amended on January 10, 2006, February 15, 2006 and March 3, 2006 and the Proxy Statement.